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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                                 April 11, 2002

                            XEROX CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                          1-8133                   06-1024525
 (State or other             (Commission File Number)        (IRS Employer
 jurisdiction of                                           Identification No.)
  incorporation)


                            100 First Stamford Place
                                 P. O. Box 10347
                        Stamford, Connecticut 06904-2347
               (Address of principal executive offices)(Zip Code)

               Registrant's telephone number, including area code:
                                 (203) 325-6600

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Item 5.  Other Events

Registrant's parent, Xerox Corporation, today filed a Current Report on Form 8-K dated April 11, 2002, disclosing the following information in Item 5 thereof.

Xerox Corporation ("Xerox") announced on April 11, 2002 that it has concluded its settlement with the Securities and Exchange Commission on the previously disclosed proposed allegations related to matters that have been under investigation since June 2000. As a result, the Commission filed on April 11, 2002 a complaint, which Xerox simultaneously settled by consenting to the entry of an Order enjoining Registrant from future violations of Section 17(a) of the Securities Act of 1933, Sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13b2-1
thereunder, requiring a civil penalty of $10 million, and imposing other ancillary relief. Xerox neither admits nor denies the allegations of the complaint.

"The settlement with the Commission effectively resolves Xerox's outstanding issues with the SEC," said Anne M. Mulcahy, Xerox Chairman and Chief Executive Officer. "Xerox today is a stronger company with a new management team that has taken all the right steps to turn our business around. With the SEC matters now behind us, we are better positioned to continue fortifying our business through operational improvements and future growth opportunities -- creating enhanced value for our customers and shareholders."

Under the terms of the settlement, Xerox announced last week that it will restate its financials for the years 1997 through 2000 as well as adjust previously announced 2001 results. The restatement will primarily reflect adjustments in the timing and allocation of lease revenue recognition, which will be reallocated among equipment, service and finance revenue streams as appropriate by applying a methodology different than the one the company had used during those years. The resulting timing and allocation adjustments cannot be estimated until the restatement process has been completed. In any event, there will be no impact on the cash that has been received or is contractually due to be received from these leases. Furthermore, the monetary value of the leases does not change. The restatement will also include adjustments due to the establishment and release of certain reserves prior to 2001 and other miscellaneous items.

As part of the settlement, and to allow for the additional time required to prepare the restatement and to make these adjustments, the Commission has issued an Order pursuant to Section 36 of the Exchange Act ("Exemptive Order") permitting Xerox and Registrant to file their respective 2001 10-Ks and first-quarter 2002 10-Qs on or before June 30, 2002. The Exemptive Order provides that such filings made on or before June 30, 2002 will be deemed to have been filed on the prescribed due date.

Xerox has also agreed as part of the settlement that a special committee of its Board of Directors will retain an independent consultant to review its material accounting controls and policies. The Board will share the outcome of this review with the SEC.

Reference is made to Item 7 of this Current Report on Form 8-K, under which a copy of the Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Certain



                                  Page 2 of 6


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Provisions of the Act and Rules Thereunder, dated April 11, 2002 (Release No.
45730) is filed, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (d)   Exhibits.

               99.2 Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Certain Provisions of the Act and Rules Thereunder, dated April 11, 2002 (Release No. 45730).

--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                              XEROX CREDIT CORPORATION

                                                       /s/ Martin S. Wagner
                                              -------------------------------
                                              By:      Martin S. Wagner
                                                       Secretary

Dated: April 12, 2002


                                  Page 3 of 6





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                                  EXHIBIT INDEX

Exhibit
Nos.              Documents                                               Page
-------           ---------                                               ----

99.2              Order Under Section 36 of the Securities
                  Exchange Act of 1934 Granting Exemptions
                  from Certain Provisions of the Act and
                  Rules Thereunder, dated April 11, 2002
                  (Release No. 45730). . . . . . . . . . . . . . . .        5





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